SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2012

POLAR PETROLEUM CORP.
(Exact name of Company as specified in its charter)

Nevada	333-174433	36-4697119
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2248 Meridian Boulevard Suite H Minden, NV 89423
(Address of principal executive offices)
Phone: (775) 345-3522
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a subscription agreement dated December 18, 2012, Polar Petroleum, Corp. (the “Company”) closed a private placement  to one accredited investor, Early Dawn Consulting, Ltd., of an aggregate of 225,000 restricted common shares (“Shares”) at a price of US$0.40 per Share, for total gross proceeds of US$90,000. The restricted common shares were offered by the Company pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended. The private placement was fully subscribed to by one non-U.S. person.

On December 24, 2012 pursuant to a subscription agreement, the Company closed a private placement, to one accredited investor, Early Dawn Consulting, Ltd., of 312,500 restricted common shares at $0.40 per share for a total offering price of $125,000. The restricted common shares were offered by the Company pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended. The private placement was fully subscribed to by one non-U.S. person.

For all the terms and provisions of the private placement, reference is hereby made to such document annexed hereto as Exhibits 10.1, and 10.2. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibit.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
10.1	December 18, 2012 Private Placement Subscription Agreement between the Company and Early Dawn Consulting, Ltd.
10.2	December 24, 2012 Private Placement Subscription Agreement between the Company and Early Dawn Consulting, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2013	POLAR PETROLEUM CORP.

	By:	/s/ Daniel Walker
Daniel Walker
President & CEO